UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2019

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688		47-1308512
(Commission File Number)		(IRS Employer Identification Number)

225 South Main Avenue		57104
Sioux Falls,	South Dakota
(Address of principal executive offices)		(Zip Code)
(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GWB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company        ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 5, 2019, as part of certain structural changes being implemented by Great Western Bancorp, Inc. (the “Company”) to enhance its lending focus and credit administration functions, Mr. Douglas Bass, the Company’s President and Chief Operating Officer, and Mr. Michael Gough, Executive Vice President and Chief Credit Officer, have transitioned out of their respective roles. Mr. Bass continues as Chief Operating Officer of Great Western and will focus his attention primarily on loan, deposit and wealth management growth. The role of President will be assumed by Mr. Kenneth Karels, the Chairman and Chief Executive Officer of the Company. Mr. Gough will continue as Interim Chief Credit Officer and Executive Vice President until a successor Chief Credit Officer is named. Mr. Gough will assist in the transition and thereafter remain employed as a non-executive employee of the Company as a Senior Vice President - Credit.

In connection with their new positions, on August 5, 2019 the Employment Letters with Mr. Bass and Mr. Gough have been amended and restated (the “Amended and Restated Employment Letters”). The following is a summary of the material modifications from their prior agreements.

The material changes in Mr. Bass’ Amended and Restated Employment Letter include: (i) a change in his position to Chief Operating Officer, (ii) a decrease in his base salary to $400,000 commencing August 5, 2019, (iii) a decrease of 25% of his annual incentive compensation for fiscal year 2019; (iv) a decrease in in his target annual incentive compensation opportunity to 40% of his base salary commencing October 1, 2019; and (v) a long-term incentive compensation award of $250,000 for fiscal year 2020. All other material terms contained in the Amended and Restated Employment Letter of Mr. Bass are unchanged from his prior agreement. The description of material changes are qualified in their entirety by reference to the full text of the Amended and Restated Employment Letter of Mr. Bass attached as Exhibit 10.1 and incorporated by reference.

The material changes in Mr. Gough’s Amended and Restated Employment Letter include: (i) a change in his position to Executive Vice President and Interim Chief Credit Officer and then to Senior Vice President - Credit, (ii) a decrease in his base salary to $250,000 commencing August 5, 2019, (iii) a decrease of 25% of his annual incentive compensation for fiscal year 2019; (iv) a decrease in in his target annual incentive compensation opportunity to 25% of his base salary commencing October 1, 2019; and (v) a long-term incentive compensation award of $75,000 for fiscal year 2020. All other material terms contained in the Amended and Restated Employment Letter of Mr. Gough are unchanged from his prior agreement. The description of material changes are qualified in their entirety by reference to the full text of the Amended and Restated Employment Letter of Mr. Gough attached as Exhibit 10.2 and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Letter between Great Western Bancorp, Inc. and Doug Bass
10.2	Amended and Restated Employment Letter between Great Western Bancorp. Inc. and Michael Gough

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: August 9, 2019	By: /s/ Don Straka
Name: Don Straka
Title: Corporate Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amended and Restated Employment Letter between Great Western Bancorp, Inc. and Doug Bass
10.2	Amended and Restated Employment Letter between Great Western Bancorp. Inc. and Michael Gough